Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION UPSNAP, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2007

			Proforma Adjustments
ASSETS	UpSnap Inc.	Duratech Group Inc.	Amount	Explanation	Consolidated Balance

Current Assets:
Cash and cash equivalents	$19,382	$-	$(19,382)		$-
Accounts receivable, net	285,472	293,584	(285,472)		293,584
Advances	11,028	2,531	(11,028)		2,531
Notes Receivable	-	-			-
Due from related parties	-	-			-
Inventory	-	1,955,640			1,955,640
Other current assets	17,812	-	(17,812)		-
Total Current Assets	333,694	2,251,755	(333,694)		2,251,755

Property, Plant and Equipment, net	81,111	167,082	(81,111)		167,082

Other Assets:
Other Intagibles	756,585	-	(756,585)		-
Pre-Merger Costs	238,556	-	(238,556)		-
Goodwill	4,677,862	-	(4,677,862)		-
Security deposits	1,115	87,996	(1,115)		87,996

TOTAL ASSETS	$6,088,923	$2,506,833	$(6,088,923)		$2,506,833

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Payables and accrued liabilities	$252,566	$527,953	$(252,566)		$527,953
Customer deposit	-	103,500			103,500
Bank Overdraft	-	202,063			202,063
Notes Payable, current	-	495,244			495,244
Other current liabilities	7,436	353	(7,436)		353
Total Current Liabilities	260,002	1,329,113	(260,002)		1,329,113
Other Liabilities:
Notes Payable	113,500	1,031,688	(113,500)		1,031,688
Due to Shareholder/Related Parties	-	430,195			430,195
TOTAL LIABILITIES	113,500	1,461,882	(113,500)		1,461,882

Commitments and contingencies

Registered capital	-	48,040	(48,040)		-
Preferred stock	-	-	-		-
Common stock	22,720	-	50,349		73,069
Common stock subscribed	-	-	-		-
Additional paid-in capital	8,769,194	(28,214)	(8,771,503)		(30,523)
Accumulated Comprehensive Income	-	-			-
Accumulated deficit	(3,076,493)	(303,989)	3,053,773		(326,709)

Total Stockholders' Equity	5,715,421	(284,162)	(5,715,421)		(284,162)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,088,923	$2,506,833	$(6,088,923)		$2,506,833

The accompanying notes are an integral part of these financial statements.

UPSNAP, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE-MONTHS ENDED JUNE 30, 2008

			Proforma Adjustments		Consolidated
	UpSnap, Inc.	Duratech Group Inc.	Amount	Expla- nation	Statement of Operations

Sales	$470,970	$3,834,540	$(470,970)		$3,834,540
Cost of Sales	186,589	2,724,520	(186,589)		2,724,520

Gross Profit	284,381	1,110,020	(284,381)		1,110,020

Expense
General and administrative	582,836	977,024	(582,836)		977,024
Product development	74,233	-	(74,233)		-
Stock based compensation	232,030	-	(232,030)		-
Payroll expense	-	212,030	-		212,030
Interest expense	-	166,110	-		166,110
Bad debt expense	-	3,160	-		3,160
Merger costs	307,215	-	(307,215)		-
Impairment of Goodwill	4,677,862	-	(4,677,862)		-
Impairment of Intangible Assets	588,455	-	(588,455)		-
Depreciation and amortization	-	10,188	-		10,188

	6,462,631	1,368,512	(6,462,631)		1,368,512

Net income from operations	(6,178,250)	(258,492)	6,178,250		(258,492)

Other Income (Expenses)
Gain on extinguishment	113,500	-	(113,500)		-
Gain on sale of assets	2,092	-	(2,092)		-
Interest income	-	-	-		-
Other income/(expense)	-	163,165			163,165

Net loss before tax and comprehensive income	$(6,062,658)	$(95,327)	6,062,658		$(95,327)

Other Comprehensive Income (Loss)
Foreign Currency Translation Gain/(Loss)	-	-	-		-

Comprehensive Income (Loss)	(6,062,658)	(95,327)	6,062,658		(95,327)

Income Tax	-	-	-		-

Net Income	$(6,062,658)	$(95,327)	6,062,658		$(95,327)

Weighted average number of common shares outstanding					73,440,407

Net income per basis and diluted shares					$(0.00)

The accompanying notes are an integral part of these financial statements.

UPSNAP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
FOR YEAR ENDED SEPTEMBER 30, 2007 AND NINE-MONTHS ENDED JUNE 30, 2008

Introduction to Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated statements of operations reflect adjustments to the UpSnap Inc. historical statements of operations for the nine-months ended June 30, 2008 to give effect to:

The reverse merger (which was completed on September 17, 2008) as if it had occurred on October 1, 2006. In a transaction accounted for as a reverse merger, Duratech Group Inc. is treated as the accounting acquirer.

The unaudited pro forma consolidated statements of operations for the nine-months ending June 30, 2008 are not necessarily indicative of what the actual results of operations of UpSnap, Inc. would have been assuming the transactions had been completed as set forth above, nor do they purport to represent UpSnap Inc.'s results of operations for future periods.

The following unaudited pro forma consolidated balance sheets reflect adjustments to the UpSnap Inc. historical balance sheet at September 30, 2007 to give effect to this reverse merger

(a)	The Duratech Group Inc. numbers represent the balances at September 30, 2007 for the September 30, 2007 pro forma balance sheet.

(b)
Issuance of UpSnap Inc. shares in exchange for Duratech Group Inc. equity to reflect that Duratech Group Inc. will hold 50,349,342 common shares of the combined company and options for 18,950,334 common shares of the Registrant

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes to Duratech Group Inc. which is included in this form 8-K and the historical financial statements of UpSnap Inc. which are included with its filings to the SEC.